Exhibit 99.1

Contact:

Steve Mayer

Burr, Pilger & Mayer LLP

415-421-5757

hearme@bpmllp.com

HearMe Announces the Status of Certain Activity in Liquidation

San Francisco, CA – (January 14, 2004) – HearMe (HEARZ.PK) (“HearMe” or the “Company”) today announced certain updated information relating to the Company’s cash position and reserves for estimated future liquidation expenses as of December 31, 2003, as well as information regarding the status of certain litigation.

Liquidating Distributions and Reserves

The Board of Directors has not established a firm timetable for future distributions to stockholders, if any, although the Company does not currently expect to make more than a single liquidating distribution at or near the end of the three-year wind-down period mandated under Delaware law, which terminates in November 2004. The Board of Directors is, however, currently unable to predict the precise nature, amount or timing of any potential future distributions in connection with the Company’s wind down. The actual nature, amount and timing of any distributions will be determined by the Board of Directors, in its sole discretion. An initial cash distribution of $0.18 per share totaling approximately $5,113,000 was made to stockholders of record as of the final record date on or about March 12, 2002. The proportionate interests of all of the stockholders of the Company have been fixed on the basis of their respective stock holdings at the close of business on the final record date, November 26, 2001, and after such date, any distributions made by the Company shall be made solely to stockholders of record on the close of business on the final record date, except to reflect permitted transfers.  The number of outstanding shares of the Company’s common stock outstanding on November 26, 2001, the date on which the Company closed its stock transfer books and discontinued recording transfers, was 28,402,908.

As of December 31, 2003, the Company’s material assets consisted of approximately $1,822,000 in cash and cash equivalents.  On its financial statements, the Company had previously written-down the employee notes receivable to $60,000.  Although these notes have a face value in excess of $1,350,000 (including accrued interest) and the Company is aggressively pursuing collection of these notes, the outcome of these collection efforts is uncertain.  See “Promissory Notes and Related Litigation,” below.  The Company’s estimated future cost of liquidation, consisting of the reserves established by the Company for costs to be incurred and potential claims, liabilities and contingencies during the liquidation period, at December 31,

2002 was $1,418,000.  The estimated future cost of liquidation as of December 31, 2003 was approximately $985,000 as detailed below (dollars in thousands):

Estimated Future Liquidation Expenses	December 31, 2002	Adjustments		Cash Paid	December 31, 2003

Contract settlement (1)	$795	$-0	-	$(200)	$595
Legal (2)	300	(100)		(33)	167
Management fee (3)	323	-0	-	(100)	223

	$1,418	$(100)		$(333)	$985

(1)          Contract settlement reserves are comprised of anticipated costs to be incurred with the settlement of the Company’s New York lease, as well as reserves in connection with expenses and liabilities, including potential withholding federal and state tax withholding obligations relating to collection of the employee notes receivable.

(2)          Reserves for legal expenses estimates are comprised of $117,000 for general legal fees and $50,000 for potential litigation expenses, including litigation relating to licensing or insurance issues.

(3)          The fees are estimated to be incurred in conjunction with accounting services, and storage of records, bonus obligations and final costs related to any shareholder distributions.

Litigation Matters

Promissory Notes and Related Litigation

On October 29, 2002, HearMe filed complaints in the Superior Court of California in the County of Santa Clara against seven individuals (including certain former officers and directors of the Company) (the “Debtors”), seeking payment of an aggregate of $1,243,795.77 in outstanding principal and interest under promissory notes held by the Company from the Debtors (the “Notes”), as well as certain additional interest payments and reimbursement of costs and expenses of collection, including attorneys’ fees.  The Notes are all past due, and the Debtors are in default thereunder.  The Notes were executed and delivered by the Debtors as of various dates ranging from January 1998 to April 1999 as consideration for the purchase from the Company of shares of the Company’s common stock (the “Shares”).  In February 2003, the Company was served with answers to its complaint from six of these defendants, each of whom also filed a cross-complaint against HearMe.  The remaining defendant has not yet filed any response to the complaint, and HearMe is in the process of entering a default and a default judgment against this defendant.  In the cross-complaints, the defendants assert various causes of action, including breach of contract, securities fraud, illegal sale of securities, intentional misrepresentation and negligent misrepresentation, among others, and allege, among other things, that (i) such defendants were coerced by the Company into buying the Shares, (ii) such defendants were informed by the Company that the Notes would be forgiven if the Company’s business did not succeed, (iii) the Shares were sold without registration or qualification under federal and state securities laws, or a valid exemption therefrom, and (iv) such defendants were coerced by the

Company into not selling the Shares.  Each of these defendants asserts approximate damages in excess of $216,000, plus costs and punitive damages, as well as rescission of the purchase of the Shares.  Although the Company believes that its claims are valid and that the counterclaims of the Debtors are wholly without merit, the outcome of litigation is inherently uncertain.  In addition, even if the Company is successful in obtaining judgments against the Debtors, there can be no assurance that such judgments will be collectible.  The Company is currently engaged in settlement discussions with the Debtors.

The Company also has other outstanding promissory notes due and payable from other former employees, which promissory notes also related to the purchase of shares of the Company’s common stock, consisting of an aggregate of approximately $100,000 in principal and accrued interest as of December 31, 2003.  The Company continues to pursue the collection of the amounts outstanding under these notes and to evaluate its alternatives in this regard.

New York Lease Litigation

On November 19, 2001, the Company was served with a complaint filed by Michael Ring and Frank Ring against the Company and GameSpy Industries, Inc. (“GameSpy”) in the New York Supreme Court (the trial court), County of New York, alleging breach of a written lease relating to a facility in New York, New York which had been assigned to GameSpy, and seeking damages of approximately $197,000 plus attorneys’ fees. In December 2001, the Company removed this matter to Federal District Court in New York and denied the allegations in the Company’s Answer and Counterclaim.  The Company has conducted an investigation into this matter and believes that the Company has meritorious defenses to this claim.  A number of depositions have been taken, and the Company is evaluating its position.  Although the Company intends to vigorously defend this claim, the Company does not believe its ultimate resolution will have a materially adverse effect on the Company’s financial condition and funds potentially available for distribution in dissolution.

Additional Information

For more information on other matters relating to the Company, see the Company’s filings with the Securities and Exchange Commission (“SEC”).

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Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements and may include words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends” and similar expressions.  These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or forecasted in such forward-looking statements.  No assurance can be given that the wind-down of HearMe will result in any remaining capital for distribution to stockholders.  HearMe may not be able to negotiate a settlement of all of its obligations to creditors.  Other potential risks and uncertainties include, without limitation: uncertainty relating to the amount or timing of any distributions to stockholders; the liability of HearMe’s stockholders for HearMe’s liabilities in the event contingency reserves are insufficient to satisfy remaining liabilities; litigation that may arise as a result of HearMe’s plan to wind down its operations; the impact of HearMe’s decision to cease filing periodic reports, or of any decision by HearMe to reinitiate filings of such reports; and actions taken by the SEC or other parties relating to HearMe’s determination.  Certain of these and other risk factors are described in detail in HearMe’s filings with the SEC.  HearMe does not undertake any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.